UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2016

American Commerce Solutions, Inc.
(Exact name of registrant as specified in its charter)

Florida	33-98682	05-0460102
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1400 Chamber Drive, Bartow, Florida	33830
(address of principal executive offices)	(zip code)

(863) 533-0326

(registrant's telephone number, including area code)

Not Applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2016, we executed a letter agreement pursuant to which we acquired Best Way Auto & Truck Rental, Inc. as a wholly owned subsidiary from 3 Sisters Trust. Best Way Auto & Truck Rental, Inc. - https://bestwayrentalsusa.com. Prior to this transaction, we have had no relationship with 3 Sisters Trust, its beneficiaries or trustees.

We have agreed to issue 342,709,427 shares of our common stock (a combination of treasury shares and unissued shares), plus an additional number of shares to be determined to provide 3 Sisters Trust with not less than 51% of the issued and outstanding shares of our common stock; provided that the shares to be issued will result in the issue of our entire authorized shares.

In connection with the acquisition of Best Way Auto & Truck Rental, Inc., we will divest our interest in International Machine & Welding, Inc., heretofore our sole wholly owned subsidiary, in a transaction with our directors, Daniel Hefner and Robert Maxwell, the terms of which are to be determined.

Also, in connection with the acquisition of Best Way Auto & Truck Rental, Inc., our indebtedness to International Machine & Welding, Inc. and to our related parties will be eliminated.

All parties to the transaction deem the transaction to be complete on March 31, 2016. Pursuant to the letter agreement, the parties agreed to move with all deliberate speed to prepare, execute and exchange a definitive stock exchange agreement, board actions, irrevocable instructions to Jersey Stock Transfer to issue our shares to 3 Sisters Trust, the delivery of the Best Way securities to us accompanied by a medallion guaranteed stock power and to achieve the goals and objectives outlined in the letter agreement.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Financial statements for the acquisition of and pro forma financial information covering the acquisition of Best Way Auto & Truck Rental, Inc. as required by Regulation S-X will be filed within 71 calendar days following the date of and by amendment to this report on Form 8-K.

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Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

We issued 342,709,427 shares of our common stock to 3 Sisters Trust in the transaction and for the consideration described in Item 1.01, above. No broker was involved in the transaction, which we negotiated directly with 3 Sisters Trust and did not involve a public offering. We have relied on the exemption from registration of the sale of the shares and from the prospectus delivery requirements provided in Section 4(a)(2) of the Securities Act of 1933.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

Pursuant to the transaction described in Item 1.01, above, we have and will undergo a change in control as a result of 3 Sisters Trust's acquisition of not less than 51% of our issued and outstanding common stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the transaction described in Item 1.01, above, Frank D. Puissegur will resign as one of our directors and our chief financial officer and John Keena, the founder and Chief Executive Officer of Best Way Auto & Truck Rental, Inc. has been elected as one of our directors and appointed as our chief financial officer.

Section 8 - Other Events

Item 8.01 Other Events.

We issued a press release on April 1, 2016 announcing the transaction described under Item 1.01, above.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. To be filed within 71 calendar days following the date of and by amendment to this report on Form 8-K.

(b) Pro forma financial information. To be filed within 71 calendar days following the date of and by amendment to this report on Form 8-K.

(c) Exhibits

Number	Exhibit
10	Letter Agreement dated March 31, 2016
99	Press release dated April 1, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

American Commerce Solutions, Inc.

Dated: April 11, 2016	By:	/s/ Daniel L. Hefner
Daniel L. Hefner
President

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